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                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              Alberto-Culver Company
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)
[X]    No fee required.
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       1)   Title of each class of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:---------------------------------------------
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       4)   Date Filed:---------------------------------------------------------

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[LOGO]

     HOWARD B. BERNICK
     President and Chief Executive Officer


Dear Fellow Shareholder:                                      December 31, 2002

     I trust that you have received the proxy materials for Alberto-Culver Company's Annual Meeting of Shareholders to be held on Thursday, January 23, 2003, which were mailed to you recently.

     With the Annual Meeting now less than three weeks away, it is very important to us that you sign and return your proxy voting instruction card as soon as possible to make sure that your vote is counted. A duplicate proxy voting instruction card and a return envelope are enclosed for your convenience.

     In addition to electing four directors at this year's Annual Meeting, the Company is seeking approval to change the stock component of four existing benefit plans to Class B shares from Class A shares as well as shareholder approval for amendments to the Company's Restated Certificate of Incorporation. While we always encourage all shareholders to vote every year, your vote is particularly important this year. The reason is that the amendments to the Company's Restated Certificate of Incorporation (Proposal 6 on the proxy voting instruction card) require approval by seventy-five percent of the total outstanding votes and seventy-five percent of the combined outstanding Class A and Class B shares, along with a majority of the total outstanding shares of each of the Class A and Class B common stock voting as a separate class. Due to these requirements, all non-votes by shareholders are essentially votes against this proposal.

     The Board of Directors and our senior management team have determined that each of the proposals contained in the proxy materials are in the best interest of the Company and we recommend you vote "FOR" each proposal on the enclosed proxy voting instruction card.

     If you already have voted, it is not necessary to vote again. However, if you have not voted, please sign the enclosed card and return it as soon as possible. Your vote is important to us. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies covering the same shares. In the event that you have any questions about any of the proxy items, please feel free to contact our proxy solicitor, Morrow & Co., at (800) 607-0088 or our Investor Relations Department at (708) 450-3145.


     With our very best wishes for the New Year.


                                                     Sincerely,

                                                 /s/ H. B. Bernick
                                                 ----------------------------
                                                     H. B. Bernick

Enclosure

2525 ARMITAGE AVENUE, MELROSE PARK, ILLINOIS 60160-1163 TELEPHONE (708) 450-3110 FAX (708) 450-3110